Exhibit 10.12

FENDER MUSICAL INSTRUMENTS CORPORATION

NOTICE OF GRANT OF STOCK OPTION

Notice is hereby given of the following option grant (the “Option”) to purchase shares of the Class B Common Stock of Fender Musical Instruments Corporation (the “Corporation”):

Optionee:

Grant Date:

Exercise Price:               $             per share.

Number of Option Shares:                                  shares of Class B Common Stock

Expiration Date:             Twenty (20) years from Grant Date, unless terminated sooner in accordance with Exhibit A.

Type of Option:             Non-Statutory Stock Option

Vesting Schedule: The Option Shares shall initially be unvested and shall vest as follows: twenty-five percent (25%) of the Option Shares shall vest upon Optionee’s completion of each year of Service measured from the Vesting Commencement Date until the Option Shares have vested in full. In no event shall any additional Option Shares vest after Optionee’s cessation of Service, except that if the Optionee’s cessation of Service is due to death or disability, as determined by the Corporation, all Options shall be fully exercisable.

Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the Corporation’s 2001 Equity Compensation Plan (as amended from time to time, the “Plan”). Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Stock Option Agreement attached hereto as Exhibit A (the “Stock Option Agreement”). In addition, Optionee understands that any Option Shares purchased under the Option will be subject to the terms set forth in the Stock Purchase Agreement attached hereto as Exhibit B (the “Stock Purchase Agreement”), as well as the Corporation’s Third Amended and Restated Stockholders Agreement (as amended from time to time, the “Stockholders Agreement”), a copy of which will be provided to Optionee for review a reasonable period of time prior to the exercise of the Option. Finally, Optionee hereby acknowledges receipt of a copy of the Plan in the form attached hereto as

Exhibit C.

REPURCHASE RIGHTS. OPTIONEE HEREBY AGREES THAT ALL OPTION SHARES ACQUIRED UPON THE EXERCISE OF THE OPTION SHALL BE SUBJECT TO CERTAIN REPURCHASE RIGHTS AND RIGHTS OF FIRST REFUSAL EXERCISABLE BY THE CORPORATION AND ITS ASSIGNS. THE TERMS OF SUCH RIGHTS ARE SPECIFIED IN THE STOCK PURCHASE AGREEMENT AND THE STOCKHOLDERS AGREEMENT.

At Will Employment. Nothing in this Notice or in the attached Stock Option Agreement or the Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee’s Service at any time for any reason, with or without cause.

Definitions. All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the attached Stock Option Agreement.

DATED:                          ,

FENDER MUSICAL INSTRUMENTS CORPORATION

By:

Title:

OPTIONEE

Address:

Attachments:

Exhibit A     Stock Option Agreement

Exhibit B     Stock Purchase Agreement

Exhibit C     2001 Equity Compensation Plan

EXHIBIT A

STOCK OPTION AGREEMENT

See attached.

EXHIBIT B

STOCK PURCHASE AGREEMENT

See attached.

EXHIBIT C

2001 EQUITY COMPENSATION PLAN

See attached.